   As filed with the Securities and Exchange Commission on September 12, 2000
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WATSON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                                     95-3872914
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          WATSON PHARMACEUTICALS, INC.
                      311 BONNIE CIRCLE, CORONA, CA 92880
                                 (909) 270-1400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------


             SCHEIN PHARMACEUTICAL, INC. 1995 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
               SCHEIN PHARMACEUTICAL, INC. 1999 STOCK OPTION PLAN
       THE RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC. AND AFFILIATES
        DANBURY PHARMACAL PUERTO RICO, INC. BANCO POPULAR DE PUERTO RICO
                  MASTER DEFINED CONTRIBUTION RETIREMENT PLAN
                            (Full title of the plan)

                              ---------------------

                                ROBERT C. FUNSTEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          WATSON PHARMACEUTICALS, INC.
                       311 BONNIE CIRCLE, CORONA, CA 92880
                                 (909) 270-1400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                              --------------------

                                   Copies to:

                                KEITH FLAUM, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                              --------------------

                                               CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                     Proposed Maximum    Proposed Maximum      Amount of
                Title of Securities                 Amount to be         Offering            Aggregate       Registration
                 to be Registered                  Registered (1)    Price per Share(2)   Offering Price(2)       Fee
--------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock, par value $.0033
per share                                          832,500 shares         $70.16             $58,408,200        $15,420
--------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on the average of the high and low prices of Registrant's Common Stock on Friday, September 8, 2000 as reported on the New York Stock Exchange. The following chart illustrates the calculation of the registration fee:


=====================================================================================================================
                                                                           Proposed Maximum        Proposed Maximum
               Title of Securities                        Amount to be         Offering                Aggregate
                to be Registered                         Registered (1)    Price per Share (2)     Offering Price (2)
---------------------------------------------------------------------------------------------------------------------
SCHEIN PHARMACEUTICAL, INC. 1999 STOCK OPTION PLAN
     Shares of Common Stock, $.0033 par value per
share, issuable pursuant to outstanding options to
purchase Common Stock                                         687,000             $70.16              $48,199,920
---------------------------------------------------------------------------------------------------------------------
SCHEIN PHARMACEUTICAL, INC. 1995 NON-EMPLOYEE
DIRECTOR STOCK OPTION PLAN
     Shares of Common Stock, $.0033 par value per
share, issuable pursuant to outstanding options to
purchase Common Stock                                          38,000             $70.16               $2,666,080
---------------------------------------------------------------------------------------------------------------------
THE RETIREMENT PLAN OF SCHEIN PHARMACEUTICAL, INC.
AND AFFILIATES
     Shares of Common Stock, $.0033 par value per
share, reserved for future issuance                           100,000             $70.16               $7,016,000
---------------------------------------------------------------------------------------------------------------------
DANBURY PHARMACAL PUERTO RICO, INC. BANCO POPULAR
DE PUERTO RICO MASTER DEFINED CONTRIBUTION
RETIREMENT PLAN
     Shares of Common Stock, $.0033 par value per
share, reserved for future issuance                             7,500             $70.16                 $526,200
---------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Watson Pharmaceuticals, Inc. ("Registrant") hereby incorporates by reference into this registration statement on Form S-8 (this "Registration Statement") the following documents that have been filed previously with the Securities and Exchange Commission (the "Commission"):

         (a) Definitive proxy statement for Registrant's 2000 annual meeting of stockholders, filed on April 10, 2000;

         (b) Annual Report on Form 10-K of Registrant for the year ended December 31, 1999, filed on March 30, 2000;

         (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

         (e)  Registrant's Current Report on Form 8-K dated September 11, 2000;

         (f)  Registrant's Current Report on Form 8-K dated July 7, 2000;

         (g)  Registrant's Current Report on Form 8-K dated May 31, 2000;

         (h)  Registrant's Current Report on Form 8-K dated May 25, 2000; and

         (i) Common stock description contained in Registrant's Registration Statement on Form 8-A (File No. 001-13305) filed on August 22, 1997, registering Registrant common stock under Section 12(b) of the Securities Exchange Act of 1934.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 78.752 and 78.751 of the Nevada Revised Statutes authorize a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Registrant has provided for indemnification to the fullest extent permitted by the provisions of the Nevada statute in its Articles of Incorporation and Bylaws.

         Set forth below is Article XII of Watson's articles of incorporation, as amended, pertaining to indemnification of officers, directors, employees and agents and insurance:

1) To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2) To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, all subject to the authorizations set forth in Section 78.751 of the Nevada General Corporation Law.

3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of
     Article XII, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4) Any indemnification under subsections 1 and 2 of Article XII, unless ordered by a court or advanced pursuant to subsection 5 of Article XII, may be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances by (a) the stockholders of the Corporation; (b) the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (d) independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

5) The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any proceeding, in advance of the final disposition of such proceeding; provided, however, that, if required by the Nevada General Corporation Law, such expenses incurred by or on behalf of any director or officer may be paid in advance of the final disposition of the action, suit or proceeding only upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XII (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses maybe entitled under these Articles of Incorporation, or any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action (b) continues as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.

         Set forth below is Article VI of Watson's amended and restated bylaws:

Section 1. Agents, Proceedings and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes , without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

Section 2. Actions Other Than by the Corporation. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding to the full extent permitted by the General Corporation Law of Nevada as may be in effect from time to time.

Section 3. Insurance. Upon and in the event of a determination by the board of directors of the corporation to purchase such insurance, the corporation shall purchase and maintain, insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

Section 4. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

         The Registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, provides coverage up to $50,000,000 in the aggregate (subject to a $250,000 retention per loss) arising from any wrongful act (as defined by the policy) committed by a director or officer in his or her capacity as a director or officer. The policy reimburses the Registrant for amounts spent in lawful indemnification of a director or officer or amounts provided by registrant to indemnify its directors and officers as required or permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Articles of Incorporation of Registrant, and all amendments thereto, filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1 (A) to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and hereby incorporated by reference.

4.2      Bylaws of Registrant, as amended as of December 11, 1998, filed as
         Exhibit 3.2 to Registrant's Registration Statement on Form S-8 (Reg. No. 333-70933), filed on January 21, 1999 and hereby incorporated by reference.

5.1 Opinion of Kummer Kaempfer Conner & Renshaw as to the legality of the Common Stock of Registrant covered by this Registration Statement.

23.1 Consent of Kummer Kaempfer Conner & Renshaw, contained in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Ernst & Young LLP.

23.4     Consent of Deloitte & Touche LLP.

23.5     Consent of BDO Seidman, LLP.

24.1 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, contained on the signature page to this Registration Statement.

99.1     Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock Option
         Plan.

99.2     Schein Pharmaceutical, Inc. 1999 Stock Option Plan.

99.3     The Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates.

99.4 Danbury Pharmacal Puerto Rico, Inc. Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan.

ITEM 9.  UNDERTAKINGS.

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. The Registrant will submit or has submitted the Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates and the Danbury Pharmacal Puerto Rico, Inc. Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on the 12th day of September, 2000.

                                       WATSON PHARMACEUTICALS, INC.

                                       By: /s/ ROBERT C. FUNSTEN
                                          --------------------------------------
                                          Robert C. Funsten
                                          Senior Vice President,
                                          General Counsel and Secretary


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Y. Chao and Robert C. Funsten, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ ALLEN Y. CHAO                           Chairman, Chief Executive Officer
------------------------------------        and President                              September 12, 2000
Allen Y. Chao, Ph.D.


/s/ MICHAEL E. BOXER                        Senior Vice President
------------------------------------        and Chief Financial Officer                September 12, 2000
Michael E. Boxer


/s/ R. CHATO ABAD                           Vice President - Finance
------------------------------------        (Principal Accounting Officer)             September 12, 2000
R. Chato Abad


/s/ RONALD R. TAYLOR                        Director                                   September 12, 2000
------------------------------------
Ronald R. Taylor


/s/ ANDREW L. TURNER                        Director                                   September 12, 2000
------------------------------------
Andrew L. Turner


/s/ MICHEL J. FELDMAN                       Director                                   September 12, 2000
-------------------------------------
Michel J. Feldman

/s/ FRED G. WEISS                           Director                                    September 12, 2000
------------------------------------
Fred G. Weiss


/s/ MICHAEL J. FEDIDA                       Director                                    September 12, 2000
------------------------------------
Michael J. Fedida


/s/ ALBERT F. HUMMEL                        Director                                    September 12, 2000
------------------------------------
Albert F. Hummel

The Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates. Pursuant to the requirements of the Securities Act, Watson Pharmaceuticals, Inc., the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on September 12, 2000.

                                       THE RETIREMENT PLAN OF SCHEIN
                                       PHARMACEUTICAL, INC. AND AFFILIATES

                                       By: /s/ ROBERT C. FUNSTEN
                                          --------------------------------
                                          Robert C. Funsten

                                       Title: Senior Vice President, General
                                              Counsel and Secretary

The Danbury Pharmacal Puerto Rico, Inc. Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan. Pursuant to the requirements of the Securities Act, Watson Pharmaceuticals, Inc., the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on September 12, 2000.

                                       DANBURY PHARMACAL PUERTO RICO, INC.
                                       BANCO POPULAR DE PUERTO RICO MASTER
                                       DEFINED CONTRIBUTION RETIREMENT PLAN

                                       By: /s/ ROBERT C. FUNSTEN
                                          --------------------------------
                                          Robert C. Funsten

                                       Title: Senior Vice President, General
                                              Counsel and Secretary

                                  EXHIBIT INDEX


Exhibit
Number                                                                             Page
4.1      Articles of Incorporation of Registrant, and all amendments thereto, filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for
         the quarter ended June 30, 1995 and Exhibit 3.1 (A) to Registrant's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and hereby incorporated by reference.

4.2      Bylaws of Registrant, as amended as of December 11, 1998, filed as
         Exhibit 3.2 to Registrant's Registration Statement on Form S-8 (Reg.
         No. 333-70933), filed on January 21, 1999 and hereby incorporated by reference.

5.1 Opinion of Kummer Kaempfer Conner & Renshaw as to the legality of the Common Stock of Registrant covered by this Registration Statement.

23.1 Consent of Kummer Kaempfer Conner & Renshaw, contained in the opinion filed as Exhibit 5.1 to this Registration Statement.

23.2     Consent of PricewaterhouseCoopers LLP.

23.3     Consent of Ernst & Young LLP.

23.4     Consent of Deloitte & Touche LLP.

23.5     Consent of BDO Seidman, LLP.

24.1     Power of Attorney authorizing certain persons to sign this Registration
         Statement on behalf of certain directors and officers of Registrant, contained on the signature page to this Registration Statement.

99.1     Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock Option Plan.

99.2     Schein Pharmaceutical, Inc. 1999 Stock Option Plan.

99.3     The Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates.

99.4     Danbury Pharmacal Puerto Rico, Inc. Banco Popular de Puerto Rico Master
         Defined Contribution Retirement Plan.